                                                                     Exhibit 4.1




                             [Front of Certificate]



NUMBER                                                              SHARES
COMM
_______                                                             ________



                                CORECOMM LIMITED
                     INCORPORATED UNDER THE LAWS OF DELAWARE

                                  COMMON STOCK



THIS CERTIFIES THAT _________________________________________________ is the
owner of ______________________________________fully paid and non- assessable shares of the common stock of CORECOMM LIMITED transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.



Dated:______




----------------------------                     ----------------------------
         Secretary                                          President

                              [Back of Certificate]



                                CORECOMM LIMITED


         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between CoreComm Limited (the "Company") and Continental Stock Transfer & Trust Company (the "Rights Agent") dated as of September 29, 2000 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer by evidenced by this certificate. The Company shall mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

         The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -- as tenants in common UNIF GIFT MIN ACT -- Custodian
         TEN ENT -- as tenants by the entireties (Cust) (Minor)
         JT TEN  -- as joint tenants with right of survivo Uniform Gifts to
                    Minors Act . . .
                    and not as tenants in common                    (State)


         Additional abbreviations may also be used though not in the above list.


FOR VALUE RECEIVED, _____ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE


------------------------------------------


========================================================================


SHARES OF THE CAPITAL STOCK REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ____________________ ATTORNEY TO TRANSFER THE SAID STOCK ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.


DATED: _____________________


               NOTICE: ________________________________________________________

                       THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER


Signature(s) Guaranteed:


----------------------------------------------------------------------------
THE SIGNATURES(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.